Exhibit 10.1

SECOND AMENDMENT TO
LIMITED LIABILITY COMPANY AGREEMENT
OF
WOODBRIDGE WIND-DOWN ENTITY LLC

This Second Amendment to Limited Liability Company Agreement (this “Amendment”) of Woodbridge Wind-Down Entity LLC, a Delaware limited liability company (the “Company”), is entered into as of March 27, 2023, by the Company’s sole member, Woodbridge Liquidation Trust (the “Member”).

WHEREAS, the Member is party to that certain Limited Liability Company Agreement of the Company, dated as of February 15, 2019, as amended by that certain First Amendment to Limited Liability Company Agreement of the Company, dated November 30, 2022 (the “LLC Agreement”);

WHEREAS, the Managers of the Company voluntarily agreed to reduce their compensation under Section 13(f) of the LLC Agreement and the Board unanimously approved such reduction; and

WHEREAS, the Member may amend the LLC Agreement from time to time and the Member deems this Amendment desirable and in the best interest of the Company.

NOW, THEREFORE, in consideration of the mutual promises and agreements made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.          Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the LLC Agreement.

Amendment. Section 13(f) of the LLC Agreement is hereby amended and restated as follows:

“(f)          Subject to applicable withholding requirements, the compensation of each Manager for his or her service on the Board will be $15,000 per month for each calendar month of service through March 31, 2023 and $10,000 per month for each calendar month of service from and after April 1, 2023. The Company shall also reimburse each Manager in respect of all actual, reasonable and documented out-of-pocket costs and expenses incurred by such Manager in accordance with Company policies.”

2.          Effect of Amendment. Except as expressly amended hereby, the LLC Agreement shall continue in full force and effect. Any references to the LLC Agreement (whether in the LLC Agreement or any agreement, document or certificate contemplated thereby and/or executed in connection therewith) are hereby amended to mean the LLC Agreement as amended by this Amendment.

3.          Severability. If any term, provision, covenant or restriction contained in this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

4.          Counterparts. This Amendment may be executed in counterparts and a facsimile or other electronic form of signature shall be of the same force and effect as an original.

5.          Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

6.          Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amendment as of the date first above written.

MEMBER:

WOODBRIDGE LIQUIDATION TRUST

By:	/s/ Michael Goldberg
	Name:	Michael Goldberg
	Title:	Trustee